Exhibit 4(b)

                      FORM OF SERIES A FLOATING RATE NOTE
REGISTERED                                                     PRINCIPAL AMOUNT
                              EASTMAN KODAK COMPANY
No. FL-                     MEDIUM-TERM NOTE, SERIES A      CUSIP
                                 (FLOATING RATE)

     If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee of The Depository Trust Company, this Note is a Global Note and the following Legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Original Issue Date:
Stated Maturity Date:
Initial Interest Rate:
Interest Payment Dates:
Issue price:  __%
Form:
Base Rate:
(If Base Rate set forth above is
not described on the reverse hereof,
insert description.)
Interest Reset Period:
Interest Reset Dates:
Spread (+/-):
Spread Multiplier:
Maximum Interest Rate:
Minimum Interest Rate:
Indexed Note:  __ Yes  __ No
Index Maturity:
Redeemable By Company: :  ___ Yes   ___ No
         Redemption Dates:
         Redemption Price Schedule:


Option To Elect Repayment:  ___ Yes  ___  No
         Optional Repayment Dates:
         Optional Repayment Price Schedule:
Specified Currency:
         Option to Elect Payment in Specified Currency: ___ Yes ___ No (Applicable only if Specified Currency is other than U.S. Dollars) Authorized Denominations:
         (Applicable only if Specified Currency is other than U.S. Dollars)
Original Issue Discount Note:  ___ Yes   ___ No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period OID:
Amortizing Note:  ___Yes  ___No
(If yes, a table setting forth repayment information with respect to this Amortizing Note will be set forth below.)
Optional Interest Rate Reset:  ___Yes  ___No
Extension of Maturity:  ___Yes  ___No
Depositary:
Exchange Rate Agent:
Calculation Agent:
Other Terms:

     EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof) for value received, hereby promises to pay to or registered assigns, the principal amount set forth above on the Stated Maturity Date shown above and to pay accrued interest on said principal sum at the Initial Interest Rate shown above from the Original Issue Date shown above until the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse hereof, until said principal sum is paid or duly provided for in accordance with the terms hereof. The interest so payable, and punctually paid or duly provided for, on each interest Payment Date specified above will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, in the case of any Interest Payment Date shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date; provided, however, that any interest payable at Maturity shall be paid to the same person to whom the principal of this Note is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Registered Holder hereof on such next succeeding Regular Record Date. Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on the related Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, "Business Day" means , a "Business Day" is any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by or pursuant to law, regulation or executive order to close; if the Note is denominated in a currency other than U.S. dollars, (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the relevant currency (which in the case of the Euro shall be Luxembourg and London) and (b) a day on which banking institutions in such financial centers are carrying out transactions in the relevant currency; and with respect to LIBOR Notes, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The principal hereof and any premium and interest hereon are payable by the Company in the specified currency (the "Specified Currency") shown above. If the Specified Currency shown above is other than U.S. dollars, the Company will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Trustee not later than the applicable Record Date, or at least 15 calendar days prior to Maturity. Such election will remain in effect until revoked by written notice to the Trustee received not later than the applicable Record Date, or at least 15 calendar days prior to Maturity. If the Company determines that the Specified Currency is not available for making payments in respect hereof as described on the reverse hereof, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars as described on the reverse hereof until the Company determines that the Specified Currency is again available for making such payments.

     If this Note is a Certificated Note, payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed no later than the applicable interest Payment Date to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Record Date, provided that, if the Holder hereof is the Holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars, determined as provided on the reverse hereof) or more in aggregate principal amount of Certificated Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Paying Agent and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee in the Specified Currency. The principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note accompanied by appropriate wire instructions at the corporate trust office or agency of the Trustee located in the City and State of New York. If this Note is a Global Note, beneficial owners of interests herein will be paid in accordance with the Depository's and its participants' procedures in effect from time to time.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by The Bank of New York, or its successor, as Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.



                                                   EASTMAN KODAK COMPANY


                                                   By:__________________________
                                                      Title:
[Seal]

                                                   Attest:______________________
                                                   Title:



Dated:

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes issued under the within-mentioned Indenture.

                                                   THE BANK OF NEW YORK
                                                       as Trustee


                                                   By:__________________________
                                                       Authorized Signatory

                              EASTMAN KODAK COMPANY
                           MEDIUM-TERM NOTE, SERIES A
                                 (FLOATING RATE)

     This Note is one of a series of duly authorized debt securities of the Company (the "Securities") issued or to be issued in one or more series under an indenture dated as of January 1, 1988, as supplemented by a First Supplemental Indenture thereto dated as of September 6, 1991, a Second Supplemental Indenture thereto dated as of September 20, 1991, a Third Supplemental Indenture thereto dated as of January 26, 1993 and a Fourth Supplemental Indenture thereto dated as of March 1, 1993 (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     The authorized denominations of Notes denominated in U.S. dollars will be U.S.$1,000 and any larger amount that is an integral multiple of U.S.$1,000. The authorized denominations of Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

     Except as otherwise provided in the next paragraph, if the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency on which payments are to be made in U.S. dollars. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments.

     If any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars. The amount so payable in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the basis of the most recently available Market Exchange Rate (as defined below) for such currency or as otherwise indicated on the face hereof. The "Market Exchange Rate" for a currency shall be the noon buying rate of such currency for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof and the Company, and the Exchange Rate Agent shall have no liability therefor.

     If the Specified Currency is other than U.S. dollars, then in the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.

     The interest payable hereon on each Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Any payments otherwise required to be made on this Note on a date that is not a Business Day need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part, on the Redemption Dates set forth on the face hereof, pursuant to the Redemption Price Schedule set forth on the face hereof, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. If less than all of the Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If so specified on the face hereof, this Note will be repayable at the option of the Holder on the Optional Repayment Dates set forth on the face hereof pursuant to the Optional Repayment Price Schedule set forth on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (a) appropriate wire instructions and (b) either (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the portion of the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with form duly completed must be received by the Trustee by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable, except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice (as defined below) or an Extension Notice (as defined below) in connection with an Extension of Maturity (as defined below) of a Note may, by written notice to the Trustee, revoke its tender for repayment until the close of business on the tenth day prior to the Optional Reset Date or original Stated Maturity Date, respectively. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note. No transfer or exchange of this Note (or, if this Note is to be repaid in part, the portion hereof to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determinations will be final, binding and non-appealable.

     This Note will not be subject to any sinking fund.

     Notwithstanding anything herein to the contrary, if this Note is an original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity Date hereof or a declaration of acceleration of the principal amount hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment or of such declaration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     If this Note is a Global Note, ownership of beneficial interests herein will be limited to participants in the Depositary or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by the Depository (with respect to interests of participants in the Depositary) or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary).

     This Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to one or more of the Base Rates specified on the face hereof, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Base Rates that may be specified on the face hereof are the Commercial Paper Rate, LIBOR, the Treasury Rate, the CD Rate, the Federal Funds Rate, the Prime Rate (each as described below), or any other Base Rate or interest rate formula that is described on the face hereof or by an attachment hereto. "H.15 (519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the publication entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication, published by the Federal Reserve Bank of New York.

     As specified on the face hereof, this Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and
(ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be specified on the face hereof, the interest rate will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     The interest rate hereon will be reset daily, weekly, monthly, quarterly, semiannually, annually or otherwise (such period being the "Interest Reset Period" specified on the face hereof, and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Dates will be, if this Note resets daily, each Business Day; if this Note (unless this Note is a Treasury Rate Note) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, the third Wednesday of the two months of each year specified on the face hereof ; and if this Note resets annually, the third Wednesday of the month of each year specified on the face hereof; provided, however, that in all instances the interest rate in effect for the ten days immediately prior to the Maturity hereof will be that in effect on the tenth day preceding Maturity. If an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified on the face hereof, the interest payable hereon on each Interest Payment Date (as defined below) shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding such Interest Payment Date; provided, however, that if the interest rate is reset daily or weekly, the interest payable hereon shall be the accrued interest from and including the original Issue Date or from, but excluding the last date to which interest has been accrued and paid, as the case may be, to and including the Record Date immediately preceding such Interest Payment Date, except that, at Maturity, the interest payable will include interest accrued to, but excluding, the date of Maturity. Accrued interest shall be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate in effect on such day by 360 if the Base Rate specified on the face hereof is the Commercial Paper Rate, LIBOR, the CD Rate, the Federal Funds Rate or the Prime Rate, or by the actual number of days in the year if the Base Rate specified on the face hereof is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum Interest Rate or Minimum Interest Rate limitation referred to above and to any adjustment by a Spread and/or Spread Multiplier referred to above.

     The "Interest Determination Date" pertaining to an Interest Reset Date for Commercial Paper Rate Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face hereof are auctioned if, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     The "Calculation Date", where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity date, as the case may be.

     All percentages resulting from any calculation on this note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent or, in the case of notes denominated in other than United States dollars, the nearest unit, with one-half cent or unit being rounded upward.

     Interest on this note will be payable monthly, quarterly, semiannually, annually or as specified on the face hereof. Unless otherwise specified on the face hereof, if the note resets (i) daily, weekly or monthly, interest will be payable on the third Wednesday of each month or the third Wednesday of March, June, September and December of each year; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified on the face hereof; and (iv) annually, on the third Wednesday of the month of each year specified on the face hereof (each such day being an "Interest Payment Date"). If an Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof Is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

     The Company has appointed and entered into an agreement with an agent (a "Calculation Agent") to calculate the interest rates on Floating Rate Notes. Unless otherwise specified on the face hereof, The Bank of New York shall be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

     Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of Commercial Paper Rate

     If the Base Rate shown on the face hereof is the Commercial Paper Rate, this Note will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Commercial Paper Rate" means with respect to an Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication selected by the Calculation Agent of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper--Nonfinancial". In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the index maturity specified on the face hereof as published in H.15 Daily Update under the heading "Commercial Paper--Nonfinancial". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for the Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate then in effect on such Interest Determination Date.

     "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

     Money Market Yield =   D x 360    x 100
                           -----------
                          360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Determination of LIBOR

     If the Base Rate specified on the face hereof is LIBOR, this Note will bear interest at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "LIBOR" will be determined by the Calculation Agent as follows:

     (i) With respect to an Interest Determination Date, LIBOR will be either:
(a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had be specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR, in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

     (ii) With respect to an Interest Determination Date for which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks for the period of the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be the same as LIBOR then in effect on such Interest Determination Date.

Determination of Treasury Rate

     If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Treasury Rate" means with respect to any Interest Determination Data, the rate for the auction held an the Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities -Treasury bills-auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Interest Determination Date as otherwise made available by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or made available as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week (or on the preceding Friday, if applicable), then the Treasury Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the Treasury Rate will be the Treasury Rate then in effect on such Interest Determination Date.

Determination of CD Rate

     If the Base Rate shown on the face hereof is the CD Rate, this Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity on the face hereof, as such rate is published in H.15(519) under the heading "CDs (Secondary Market)". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate shall be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000 or, if greater, an amount that is representative for a single transaction in the relevant market at the time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Determination Date will be the CD Rate then in effect on such Interest Determination Date.

Determination of Federal Funds Rate

     If the Base Rate shown on the face hereof is the Federal Funds Rate, this Note will bear interest at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Federal Funds Rate" means, with respect to any Interest Determination Date, the effective rate on such date for Federal Funds, as such rate is published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate shall be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Federal Funds Rate for such Interest Determination Date shall be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Interest Determination Date for the last transaction of not less than $5,000,000 in overnight federal funds arranged by each of three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate for such Interest Determination Date will be the Federal Funds Rate then in effect on such Interest Determination Date.

Determination of Prime Rate

     If the Base Rate shown on the face hereof is the Prime Rate, this Note will bear interest at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Prime Rate" means, with respect to any Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest quoted on the Reuters Screen USPRIME I for that Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME I for such Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME I, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Interest Determination Date will be the Prime Rate then in effect on such Interest Determination Date. "Reuters Screen USPRIME I" means the display designated as page "USPRIME I" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME I page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     If this Note is an Amortizing Note, as specified on the face hereof, payments with respect to this Note will be applied first to interest and then to principal and a table setting forth such repayment information is set forth on the face of this Note.

     If so specified on the face hereof, the Company may, at its option reset the Spread and/or Spread Multiplier of this Note (an "Optional Interest Rate Reset"). The Company may exercise this option by notifying the Paying Agent at least 45 but not more than 60 days prior to the Optional Interest Rate Reset date (the "Optional Reset Date") for the Note. Not later than 40 days prior to that Optional Reset Date, the Paying Agent will mail to the Holder of the Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth the election to reset the Spread and/or Spread Multiplier, the new Spread and/or Spread Multiplier and any provisions for redemption during the period from the Optional Reset Date to the next Optional Reset Date or, if there is no next Optional Reset Date, to the Stated Maturity Date of the Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which the redemption may occur during the Subsequent Interest Period.

     Not later than 20 days prior to an Optional Reset Date for a Note, the Company may revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on the Optional Reset Date by mailing or causing the Paying Agent to mail notice of the higher Spread and/or Spread Multiplier, first class, postage prepaid, to the Holder of the Note. Notice will be irrevocable. All Notes with respect to which the Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear the higher Spread and/or Spread Multiplier.

     If the Company elects to reset the Spread and/or Spread Multiplier of a Note, the Holder of that Note will have the option to elect repayment of the Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to the Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth for optional repayment, except that the period for delivery of that Note or notification to the Paying Agent will be a least 25 but not more than 35 days prior to the Optional Reset Date; and a Holder who has tendered a Note for repayment pursuant to a Reset Notice may by written notice to the Paying Agent revoke its tender for repayment until the close of business on the tenth day prior to the Optional Reset Date.

     If so specified on the face hereof, the Company may extend the Stated Maturity Date of the Note. The Company may exercise this option with respect to a Note by notifying the Paying Agent at least 45 but not more than 60 days prior to the Stated Maturity Date of the Note (an "Extension of Maturity"). No later than 40 days prior to the original Stated Maturity Date, the Paying Agent will mail to the Holder of that Note a notice relating to the extension period, first class, postage prepaid, setting forth the Company's election to extend the Stated Maturity Date of the Note; the new Stated Maturity Date; the Spread and/or Spread Multiplier for the extension period; and any provisions for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur (an "Extension Notice").

     Upon the mailing by the Paying Agent of an Extension Notice to the Holder of a Note, the Stated Maturity Date of that Note will be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, the Note will have the same terms as prior to the mailing of the Extension Notice.

     Not later than 20 days prior to the original Stated Maturity Date for a Note, the Company may revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier for the extension period by mailing or causing the Paying Agent to mail notice of the Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of that Note. Notice will be irrevocable.

     If the Company elects to extend the Stated Maturity Date of a Note, the Holder of that Note will have the option to elect repayment of that Note at the original Stated Maturity Date at a price equal to the principal amount plus any accrued interest. In order for a Note to be repaid on the original Stated Maturity Date, the Holder must follow the procedures for optional repayment, except that the period for delivery of the Note or notification to the Paying Agent will be at least 25 but not more than 35 days prior to the original Stated Maturity Date; and a Holder who has tendered a Note for repayment pursuant to an Extension Notice may by written notice to the Paying Agent revoke its tender for repayment until the close of business on the tenth day prior to the original Stated Maturity Date.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Person surrendering the same.

     If this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Note) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York (if so required by the Company, the Security Registrar or the Trustee), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount and like tenor, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, except as provided in the Indenture.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor such agent shall be affected by notice to the contrary.

     If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the indenture.

     In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the Holders of all Securities of such series, to wave compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE AND TO BE PERFORMED SOLELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable Laws or regulations.

TEN CON  - as tenants in common     UNIF GIFT MIN ACT -  ____Custodian_____
                                                         (Cust)       (Minor)
TEN ENT  - as tenants by the entireties                   Under Uniform Gifts to
JT TEN   - as joint tenants with right of                 Minors Act
            survivorship and not as tenants in            _____________________
            common                                             (State)
     Additional abbreviations may also be used though not in the above list

                       _________________________________

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay $____ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Notes as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:

-------------------------------------------------------------------------------

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           (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

     For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, The City and State of New York, located initially at the office of the Trustee at 101 Barclay Street, Attention: Corporate Trust Administration, New York, New York 10286 or, if delivery is by hand, 130 John Street, Street Level, New York, New York 10286.

Dated:

                                        _______________________________________
                                        Note: The signature to this Option to
                                        Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                             ______________________
                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells(s) , assign(s) and transfer(s) unto

Please insert Social Security or Other
  Identifying Number of Assignee

-------------------------------------------------------------------------------
      Please Print or Type Name and Address Including Zip Code of Assignee

-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of Eastman Kodak Company with full power of substitution in the premises.

Dated:__________________     __________________________________________________
                             Signature
                             __________________________________________________
                                 NOTICE: This signature to this
                                 assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.